EXHIBIT 10.60

BLACK BEAUTY COAL COMPANY

LGE Contract # LGE02012

KU Contract # KUF02857

Amendment No. 1

AMENDMENT NO. 1 TO COAL SUPPLY AGREEMENT

THIS AMENDMENT NO. 1 TO COAL SUPPLY AGREEMENT (“Amendment No. 1”) is entered into effective as of January 1, 2004, by and between LOUISVILLE GAS AND ELECTRIC COMPANY (“LG&E”) and KENTUCKY UTILITIES COMPANY (“KU”), each a Kentucky corporation, 220 West Main Street, Louisville, Kentucky 40202 (Buyer”), and BLACK BEAUTY COAL COMPANY, an Indiana partnership, 414 South Fares Avenue, Evansville, Indiana 47702, (“Seller”).

1.0 AMENDMENTS

The Agreement heretofore entered into by the parties, dated effective January 1, 2002 and identified by the Contract Numbers set forth above, is hereby amended as follows. The January 1, 2002 Agreement and Amendment No. 1 is hereafter referred to as the “Agreement”:

2.0 TERM

2.1                                 Section 2.0 Term, is deleted and replaced with the following provision:

Term. The term of this Agreement shall commence on January 1, 2002 and shall continue through December 31, 2007, subject to the price review set forth in § 8.1.

3.0 QUANTITY

3.1                                 Section 3.1 Base Quantity, is deleted and replaced with the following provision:

3.1           Base Quantity. Seller shall sell and deliver and Buyer shall purchase and accept delivery of the following annual quantities of coal:

YEAR	BASE QUANTITY (TONS)

2004	1,000,000	(1)
2005	1,000,000	(1)
2006	1,000,000	(2)
2007	1,000,000	(2)

(1) Buyer will specify at Buyer’s sole option, a minimum of 500,000 tons of Quality 1 up to a maximum of 700,000 tons of Quality 1. The remainder of the Base Quantity shall be Quality 2.

(2) Pricing and Base Quantity subject to review set forth in § 8.1.

The Base Quantity will be delivered in approximately equal monthly quantities and in accordance with a mutually agreed upon schedule.

4.0          SOURCE

4.1                                 Section 4.1 Source is deleted and replaced with the following provision:

Section 4.1 Source. The coal sold hereunder shall be supplied primarily from geological seam Indiana #6 and #5, from Seller’s Somerville Mine Complex located in Gibson County, Indiana (the “Coal Property”).

5.0          QUALITY

5.1                                 Section 6.1 Specifications is deleted and replaced with the following provision:

Section 6.1 Specifications.

(a) The coal delivered hereunder shall conform to the following specifications on an “as received” basis:

Guaranteed Monthly Specifications	Weighted Average (1)	Rejection Limits (per shipment)

B.T.U./lb.	min. 11 000	<	10 700

CHLORINE	max. 0.03	>	0.04
FLUORINE	max. 0.005	>	0.006
NITROGEN	max. 1.40	>	1.50

ASH/SULFUR RATIO	min. 2.70:1	<	2.40:1
SIZE (3” x 0”):
Top size (inches)**	max. 3x0	>	3x0
Fines (% by wgt)
Passing 1/4” screen	max. 40	>	50

BY WEIGHT:
VOLATILE	min. 32	<	30
FIXED CARBON	min. 40	<	38
GRINDABILITY (HGI)	min. 50	<	48

BASE ACID RATIO (B/A)	.55	>	.60

SLAGGING FACTOR***	max. 2.40	>	2.60
FOULING FACTOR****	max. .35	>	.40

ASH FUSION TEMPERATURE (°F) (ASTM D1857)

REDUCING ATMOSPHERE
Initial Deformation	min. 2000	min.	1925
Softening (H=W)	min. 2025	min.	1990
Softening (H=1/2W)	min. 2050	min.	2025
Fluid	min. 2125	min.	2100

OXIDIZING ATMOSPHERE
Initial Deformation	min.	min.
Softening (H=W)	min.	min.
Softening (H=1/2W)	min.	min.
Fluid	min.	min.

(1)          An actual Monthly Weighted Average will be calculated for each specification for coal delivered to the Louisville Gas and Electric generating stations and a separate actual Monthly Weighted Average will be calculated for each specification for coal delivered to the Kentucky Utility generating stations.

**  All the coal will be of such size that it will pass through a screen having circular perforations three (3) inches in diameter, but shall not contain more than fifty per cent (50%) by weight of coal that will pass through a screen having circular perforations one-quarter (1/4) of an inch in diameter.

***                           Slagging Factor (Rs)=(B/A) x (Percent Sulfur by WeightDry)
Fouling Factor (Rf)=(B/A) x (Percent Na20 by WeightDry)

The Base Acid Ratio (B/A) is herein defined as:

BASE ACID RATIO (B/A) =	(Fe2O3 + CaO + MgO + Na2O + K2O
(Si02 + A1203 + Ti02)

Note: As used herein	>	means greater than:
	<	means less than.

b) In addition to the specifications set forth in § 6.1(a), the coal delivered hereunder designated as Quality 1 shall conform on an “as received” basis to the following specifications:

QUALITY 1 (1)

Specifications	Guaranteed Monthly Weighted Average (2)		Rejection Limits (per shipment)

lbs./MMB.T.U.
Sulfur	max.	3.00	> 3.25
Ash	max.	10.50	> 11.10
Moisture	max.	13.0	> 14.10

(1) Buyer will specify on a monthly basis, the qualities (Quality 1 and/or Quality 2) that are to be delivered during a calendar month, no later than twenty (20) days prior to the start of that month. During any calendar year during the term of this Agreement, Buyer shall specify on an annual basis, an annual total of at least 500,000 tons and a maximum of 700,000 tons of the base quantity tons for that calendar year as Quality 1. The remainder of the base quantity tons shall be Quality 2.

(2) An actual Monthly Weighted Average will be calculated for each specification for coal delivered to the Louisville Gas and Electric generating stations and a separate actual Monthly Weighted Average will be calculated for each specification for coal delivered to the Kentucky Utility generating stations.

(c) In addition to the specifications set forth in § 6.1(a), the coal delivered hereunder designated as Quality 2 shall conform on an “as received” basis to the following specifications:

QUALITY 2 (1)

Specifications	Guaranteed Monthly Weighted Average (2)		Rejection Limits (per shipment)

lbs./MMB.T.U.
Sulfur	max.	3.20	> 3.50
Ash	max.	10.70	> 11.50
Moisture	max.	12.50	> 13.45

(1) Buyer will specify on a monthly basis, the qualities (Quality 1 and/or Quality 2) that are to be delivered during a calendar month, no later than twenty (20) days prior to the start of that month. During any calendar year during the term of this Agreement, Buyer shall specify on an annual basis, an annual total of at least 500,000 tons and a maximum of 700,000 tons of the base quantity tons for that calendar year as Quality 1. The remainder of the base quantity tons shall be Quality 2.

(2) An actual Monthly Weighted Average will be calculated for each specification for coal delivered to the Louisville Gas and Electric generating stations and a separate actual Monthly Weighted Average will be calculated for each specification for coal delivered to the Kentucky Utility generating stations.

5.2                                 Section 6.4 Suspension and Termination is deleted and replaced with the following provision:

If the coal sold hereunder fails to meet one (1) or more of the Guaranteed Monthly Weighted Averages set forth in § 6.1 (as to either or both of LG&E or KU) for any two (2) consecutive months or a total of three (3) months in a six (6) month period, or if six (6) barge shipments in a thirty (30) day period are rejectable by Buyer, or if Buyer receives at generating station(s) two (2) rail shipments which are rejectable in any thirty (30) day period, then Buyer may upon notice confirmed in writing and sent to Seller by certified mail, suspend future shipments except shipments already loaded into barges and/or railcars. Seller shall, within ten (10) days, provide Buyer with reasonable assurances that subsequent monthly deliveries of coal shall meet or exceed the Guaranteed Monthly Weighted Averages set forth in § 6.1. If Seller fails to provide such assurances within said ten (10) day period, Buyer may terminate this Agreement by giving written notice of such termination at the end of the ten (10) day period. A waiver of this right for any one (1) period by Buyer shall not constitute a waiver for subsequent periods. If Seller provides such assurances to Buyer’s reasonable satisfaction, shipments hereunder shall resume and any tonnage deficiencies resulting from suspension may be made up at Buyer’s sole option. Buyer shall not unreasonably withhold its acceptance of Seller’s assurances, or delay the resumption of shipment. If Seller, after providing such assurances, fails to meet any of the Guaranteed Monthly Weighted Averages (as to either LG&E or KU) for any one (1) month within the next six (6) months or if three (3) barge shipments or one (1) rail shipment are rejectable within any one (1) month during such six (6) month period, then Buyer may terminate this Agreement and exercise all its other rights and remedies under applicable law and in equity for Seller’s breach.

6.0                               PRICE

6.1                                 Section 8.1 Base Price is deleted and replaced with the following provision:

8.1 Base Price. The base price (“Base Price”) of the coal to be sold hereunder will be firm and will be based on $/MMBtu and will be determined by the year in which the coal is delivered as defined in § 5 in accordance with the following schedule:

BASE PRICE—QUALITY 1

YEAR	($ Per MMBTU)	($ Per Ton)

2004	$.96591 F.O.B. Railcar	$21.25 F.O.B. Railcar
	$1.1477 F.O.B. Barge	$25.25 F.O.B. Barge

2005	$.96591 F.O.B. Railcar	$21.25 F.O.B. Railcar
	$1.1477 F.O.B. Barge	$25.25 F.O.B. Barge

2006	*	*

2007	*	*

BASE PRICE—QUALITY 2

YEAR	($ Per MMBTU)	($ Per Ton)

2004	$1.0568 F.O.B. Barge	$23.25 F.O.B. Barge

2005	$1.0568 F.O.B. Barge	$23.25 F.O.B. Barge

2006

2007

* Buyer and Seller will begin negotiations on price, quantity and other terms and conditions on or before June 1, 2005 for prices and quantities to be effective during the years 2006 and 2007. The parties then shall attempt to negotiate on new prices, quantities and/other terms and conditions between June 1, 2005 and August 1, 2005. If the parties do not reach an agreement by August 1, 2005, then this Agreement will terminate as of December 31, 2005 without liability due to such termination for either party. Notwithstanding anything herein to the contrary, the Base Price and Base Quantity set forth herein for the years 2006 and 2007 are for use as reference points for the negotiations described in this paragraph and the parties do not intend to be bound by any terms and conditions relating to the years 2006 and 2007 (including Base Price and Base Quantity) unless and until the parties reach a mutually acceptable agreement by August 1, 2005 and execute a written amendment expressly setting forth the Base Price, Base Quantity and any other terms and conditions agreed to for 2006 and 2007. This clause shall not be interpreted as a Right of First Refusal or exclusive supply agreement.

6.2                                 Section 8.2(b) is deleted and replaced with the following provision:

8.2 (b)               Notwithstanding the foregoing, for each specification, there shall be no discount if the actual Monthly Weighted Average meets the applicable Discount Point set forth below. Actual Monthly Weighted Averages will be separately calculated for the Louisville Gas and Electric generating stations and for the Kentucky Utility generating stations. However, if the actual Monthly Weighted Average for the Louisville Gas and Electric generating stations and/or the Kentucky Utility generating stations fail to meet such applicable Discount Point, then the discount shall apply to and shall be calculated on the basis of the difference between the actual Monthly Weighted Average and the Guaranteed Monthly Weighted Average pursuant to the methodology shown in Exhibit A attached hereto. The discount will be applied only to the particular company whose actual Monthly Weighted Average failed to meet the Discount Points.

QUALITY 1

Guaranteed Monthly Weighted Average		Discount Point

BTU	Min. 11,000 BTU/LB	10,850 BTU/LB

ASH	Max. 10.50 LB/MMBTU	10.80 LB/MMBTU

MOISTURE	Max. 13.00 LB/MMBTU	13.50 LB/MMBTU

SULFUR	Max. 3.00 LB/MMBTU	3.05 LB/MMBTU

QUALITY 2

Guaranteed Monthly Weighted Average		Discount Point

BTU	Min. 11,000 BTU/LB	10,850 BTU/LB

ASH	Max. 10.70 LB/MMBTU	11.10 LB/MMBTU

MOISTURE	Max. 12.50 LB/MMBTU	12.95 LB/MMBTU

SULFUR	Max. 3.20 LB/MMBTU	3.30 LB/MMBTU

For example, if the actual Monthly Weighted Average of ash (For Quality 1) equals 11.20 lb/MMBTU, then the applicable discount would be (I 1.201b. - 10.501b.) X ..0083/lb/MMBTU = $.00581/MMBTU.

7.0 CREDIT RATING

7.1                                 Section 21.0 CREDIT RATING is added as follows.

SECTION 21.0     CREDIT RATING

If the Credit Rating (as defined below) of either Buyer (if Buyer has a public rating) falls below Investment Grade Rating (as defined below), Buyer shall, within five (5) days after Seller’s written request, provide Seller with a mutually agreed upon form of credit enhancement (e.g., letter of credit, guaranty from an investment grade entity, etc.). If no such form of credit enhancement is received by Seller, then Seller has the right to require payment in cash at the time of delivery. Such mutually acceptable assurances of good credit shall not be more than the average monthly outstanding net balance.

“Credit Rating” means, with respect to any entity, the rating then assigned to such entity’s unsecured, senior long-term debt obligations (not supported by third party credit enhancements) or if such entity does not have a rating for its senior unsecured long-term debt, then the rating then assigned to such entity as an issues rating by S&P, Moody’s or any other rating agency agreed by the Parties as set forth in the Cover Sheet.

“Investment Grade Rating” shall mean a party’s unsecured, senior long-term debt obligations (not supported by third party credit enhancements) rating from Moody’s of “Baa3” or higher and a rating from S&P of “BBB-” or higher. Moody’s shall mean Moody’s Investor Services, Inc. or its successors. S&P shall mean the Standard & Poor’s Rating Group (a division of McGraw-Hill Inc.) or its successors.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 on the day and year below written, but effective as of the day and year first set forth above.

LOUISVILLE GAS AND ELECTRIC COMPANY		BLACK BEAUTY COAL COMPANY

BY:		BY:
Paul Thompson
	SVP - Energy Services	TITLE:

DATE:		DATE:

KENTUCKY UTILITIES COMPANY

By:
Paul Thompson
SVP - Energy Services

Date: